UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2010

BLACKHAWK BIOFUELS, LLC
(Exact name of registrant as specified in its charter)

Delaware	000-53651	20-2760722
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 West Spring Street, Freeport, Illinois	61032
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code: (815) 235-2461

_________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On  February 26, 2010, Blackhawk Biofuels, LLC completed the closing of the merger (the “Merger”) with REG Danville, LLC, a Delaware limited liability company (“Merger Sub”) and a wholly owned subsidiary of REG Newco, Inc., a Delaware corporation (“Newco”), pursuant to the Second Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), executed November 21, 2009, by and among Blackhawk, Newco, Merger Sub and Renewable Energy Group, Inc., a Delaware corporation (“REG”).  The Merger became effective by the filing of a Certificate of Merger with the Secretary of State of Delaware on February 26, 2010.

In accordance with the Merger Agreement, in the Merger each outstanding Series A Unit of Blackhawk (other than such units held by REG or any affiliate of REG) was converted into 0.4479 shares of Newco Common Stock (rounded up for any fractional shares) and 0.0088 shares of Newco Series A Preferred Stock (rounded up for any fractional shares).  Series A Units of Blackhawk held by REG or any affiliate of REG remained outstanding following the Merger.  Each outstanding warrant for the purchase of Series A Units of Blackhawk was assumed by Newco for the purchase of shares of Newco Common Stock, with the number of shares and exercise price per share adjusted appropriately based on the 0.4479 shares exchange ratio.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement filed as Exhibit 2.1 to Blackhawk’s Current Report on Form 8-K filed on November 25, 2009, which is incorporated into this Report by reference as Exhibit 10.1 hereto, and which is incorporated into this discussion by reference.

Item 5.01  Changes in Control of the Registrant.

Upon the effectiveness of the Merger on February 26, 2010, a change in control of Blackhawk occurred.  Pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into Blackhawk, with Blackhawk continuing as the surviving company, each outstanding Series A Unit of Blackhawk (other than such units held by REG or any affiliate of REG) was converted into the right to receive shares of Common Stock and Series A Preferred Stock of Newco and outstanding warrants to purchase Series A Units of Blackhawk were assumed by Newco and became warrants for the purchase of shares of Common Stock of Newco.  Series A Units of Blackhawk held by REG or any affiliate of REG remained outstanding following the Merger.  As a result of  the Merger,  Blackhawk became a subsidiary of Newco.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, all of the members of the Board of Managers of Blackhawk and all of the executive officers of Blackhawk were replaced by managers and officers selected by Newco.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the Amended and Restated Limited Liability Company Agreement of Blackhawk as in effect immediately prior to the Merger was replaced by a new Operating Agreement. Subsequent to the Merger, Blackhawk changed its name to REG Danville, LLC.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

10.1
Second Amended and Restated Agreement and Plan of Merger by and among REG Newco, Inc., REG Danville, LLC, Blackhawk Biofuels, LLC and Renewable Energy Group, Inc. executed November 21, 2009 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Blackhawk Biofuels, LLC filed on November 25, 2009, File No. 000-53651)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKHAWK BIOFUELS, LLC, now known as REG DANVILLE, LLC
Date: March 4, 2010

/s/ Daniel J. Oh
Daniel J. Oh
President